                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of UST Inc. of our report dated February 1, 1994, included in the 1993 Annual Report to stockholders of UST Inc.

     Our audits also included the financial statement schedules of UST Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 2-72410) pertaining to the UST Inc. Employees' Savings Plan, the Registration Statement (Form S-8 No. 33-28137) pertaining to the 1982 Stock Option Plan, and the Registration Statement (Form S-8 No. 33-48828) pertaining to the 1992 Stock Option Plan, of our report dated February 1, 1994, with respect to the consolidated financial statements incorporated herein by reference and schedules of UST Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1993.

                                          ERNST & YOUNG
Stamford, Connecticut
March 16, 1994